Amended and Restated

Schedule A

to the

Administration and Fund Accounting Agreement

by and between

ABS Long/Short Strategies Fund

and

UMB Fund Services, Inc.

SERVICES

Subject to the direction of and utilizing information provided by the Fund, Investment Adviser, and the Fund’s Agents, the Administrator will provide the following services:

General Services

1.	Maintain and keep current all books and records of the Funds as required by Section 31 of the 1940 Act, and the rules thereunder, in connection with the Fund Accountant’s duties hereunder.
2.	Act as liaison among all Fund service providers.
3.	Provide appropriate personnel, office facilities, information technology, record keeping and other resources as necessary for the Administrator to perform its duties and responsibilities under this Agreement.

Regulatory Administration and Compliance Support Services

1.	Provide guidance and assistance in developing and implementing effective Trust operating procedures.
2.	Prepare annual Fund level and class level budgets and update on a periodic basis.
3.	Coordinate Board activities:
a.	Assist in establishing meeting agendas with the Investment Adviser, legal counsel and/or Board as requested by the Fund;
b.	Prepare Board reports based on financial and administrative data as requested by the Board. Coordinate the preparation, assembly, and mailing of board books in hard copy or electronic (PDF) format for quarterly Board meetings;
c.	Assist in monitoring fidelity bond coverage for the Funds and prepare reports;
d.	Attend Board meetings, either in person or telephonically, and prepare a first draft of the meeting minutes, as requested by the Board;
e.	Preparing and disseminating materials for all Board and Committee meetings, including agenda, Board books, either electronic or otherwise, resolutions and supplemental materials;
f.	Coordinating and disseminating Board written consents; monitor and record the receipt of Trustee votes; communicate results to the appropriate parties; and
g.	Maintaining Board Calendars.

4. Financial Reporting and Audits:

a.	Prepare quarterly, semi-annual and annual schedules and financial statements including schedule of investments and the related statements of operations, assets and liabilities, changes in net assets and cash flow (if required), and financial highlights to each financial statement;
b.	Draft footnotes to financial statements for approval by the Fund’s officers and independent accountants;
c.	Provide facilities, information and personnel as necessary to accommodate annual audits with the Fund’s independent accountants or examinations by the SEC or other regulatory authorities;
d.	Coordinate the payment of expenses;
e.	Provide expense summary reporting as reasonably requested by the Fund;
f.	Calculate standard performance, as defined by Rule 482 of the 1933 Act, as requested by the Fund; and
g.	Report performance and other portfolio information to outside reporting agencies as directed by the Investment Adviser.

5. Compliance:

a.	On a periodic (monthly) basis, assist the Investment Adviser in monitoring compliance with (i) investment restrictions described in each Fund’s registration statement, (ii) SEC diversification requirements, as applicable, (iii) its status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended, specifically asset diversification requirements, qualifying income requirements, and distribution requirements.

6. Filings:

a.	Assist in the preparation of Form N-2 filings and required updates, subject to the review and approval of fund counsel, including:
i.	Provide performance results
ii.	Provide financial information;
iii.	Preparation of expense table;
iv.	Preparation of shareholder expense transaction and annual fund operating expense examples; and
v.	Provide Investment Advisor and trustee fee data.
b.	Compile data and file Form N-PX based on information provided by the Investment Adviser or its delegate;
c.	Assist in compiling exhibits and disclosures for Form N-CSR and file when approved by the principal officers of the Funds;
d.	Compile data, prepare timely notices and file with the SEC pursuant to Rule 24f-2 and Form N-SAR;
e.	Prepare and file Form N-Q;
f.	File Rule 17g-1 fidelity bond filing when received from the Funds or broker.
g.	Compiling data for and preparing and filing Schedule TO pursuant to Rule 13e-4 under the 1940 Act (the initial form of to be provided by Fund counsel).

h.	Based on information provided by the Investment Adviser, compile data for and preparing and filing Report of Foreign Bank and Financial Accounts with FINCEN, if applicable.

7. N-PORT/N-CEN Services

a.	With respect to Form N-PORT:
•	On a monthly basis, extract the required data from Administrator’s fund accounting system and import that data into the financial reporting system. If Administrator is not the fund accountant, a standardized file from the Fund’s fund accountant will need to be provided to Administrator.
•	Incorporate security reference and risk data, as necessary, from advisor or third-party provider approved by the advisor.
•	Review all data and provide draft of the report to the advisor for approval prior to filing.
•	File Form N-PORT with the SEC, within the filing requirement.

Each Fund hereby agrees as follows with respect to the data provided by Bloomberg in connection with Form N-PORT (“Data”):

•	To comply with all laws, rules and regulations applicable to accessing and using Data;
•	To not extract the Data from the view-only portal;
•	To not use the Data for any purpose independent of the Form N-PORT (use in risk reporting or other systems or processes);
•	To permit audits of the use of the Data by Bloomberg, its affiliates, or at your request, a mutually agreed upon third-party auditor; and
•	To exculpate Bloomberg, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to your receipt or use of the Data.

b.	With respect to Form N-CEN:
•	On an annual basis, compile and review data required to complete the form and provide, as a draft of the report to the advisor for approval prior to filing.
•	File report with the SEC by required deadline.

8. Other:

a.	Prepare and file state securities qualification/notice compliance filings, with the advice of the Trust’s legal counsel, upon and in accordance with instructions from the Trust, which instructions will include the states to qualify in, the amount of Shares to initially and subsequently qualify and the warning threshold to be maintained; promptly prepare an amendment to a Fund’s notice permit to increase the offering amount as necessary;
b.	Provide periodic updates on recent accounting, tax and regulatory events affecting the Funds and/or Investment Adviser;
c.	Assist the Funds during SEC audits, including providing applicable documents from the SEC’s document request list;
d.	Maintain a regulatory compliance calendar listing various Board approval and SEC filing dates;

e.	Producing periodic and special reports as the Board, auditors or regulators may reasonably request.
f.	Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Administrator;
g.	Coordinating the printing and mailings of the Trust’s Semi-Annual and Annual Reports, Prospectus, and stickers to the Prospectus.
h.	Providing financial information for Trust proxy statements.
i.	Filing proxy materials.
j.	Assisting in the collection of data and provision to the Investment Adviser in connection with regulatory inquiries and examinations.
k.	Coordinating the layout and printing of prospectuses and other publicly disseminated reports.
l.	Attending and drafting minutes for scheduled Disclosure Controls Procedures (DCP) meetings.

Fund Accounting Services

1.	Establish, maintain and review the administrative and procedural processes.
2.	Establish, maintain and review the general ledgers.
3.	Establish, maintain and review the investors’ capital accounts and record all transactions including subscriptions and redemptions.
4.	Assess management and incentive fees, calculate net asset values and effect all appropriate allocations, including new issue carve-outs, in accordance with the Fund’s operating documents as provided to the Administrator.
5.	Coordinate, execute and giving third-party approval for all cash movements in accordance with the Funds’ offering documents. Provide cash reconciliations monthly or upon request.
6.	Receive and record all underlying manager transactions and reconcile to all bank accounts monthly.
7.	Interface with the portfolio managers to determine and reconcile monthly valuations, long/short information, AUM and all other pertinent information.
8.	Determine and periodically monitor the Fund’s income and expense accruals.
9.	Provide information that is available to Administrator in response to requests from the Trust’s Valuation Review Committee.
10.	Generate the financial reporting package as of each month end including the Statements of Financial Position, Profit and Loss, Changes in Equity and Changes in Partner’s Equity.
11.	Maintaining portfolio records using security trade information communicated by the investment adviser.
12.	On each day a net asset value is calculated, obtain portfolio prices from sources approved by the Board.
13.	Process trade file transmitted by the Trust on trade-date, subject to timely receipt by Administrator of necessary information. The trade file from the Trust will include security identifier, quantity, price, and other pertinent information required to process each trade.
14.	Accounting for dividends, interest and corporate actions received by the Trust.
15.	Reconciling cash and portfolio holdings with the Trust’s custodian.
16.	Providing the information deemed necessary to calculate the annual dividend distribution.

17.	Provide the Investment Adviser, sub-adviser(s), and/or delegate with a daily report of cash and projected cash;
18.	Maintain cash and position reconciliations with custodian(s) and prime brokers.
19.	On a daily basis, process non-discretionary corporate action activity and discretionary corporate action activity upon receipt of instructions from the Investment Adviser;
20.	On each business day, record interest and dividend accruals, on a book basis, for the portfolio securities held in the Fund and calculate and record the gross earnings on investments for that day. Account for daily or periodic distributions of income to shareholders and maintain undistributed income balances each day;
21.	On each business day, determine gains and losses on portfolio securities sales on a book basis. Account for periodic distributions of gains to shareholders of the Fund and maintain undistributed gain or loss balance as of each business day;
22.	Provide the Investment Adviser with standard daily/periodic portfolio reports for the Fund as mutually agreed upon.
23.	On each business day, calculate the amount of expense accruals according to the methodology, rates or dollar amounts provided by the Investment Adviser. Account for expenditures and maintain accrual balances at a level of accounting detail specified by the Investment Adviser;
24.	Account for purchases, sales, exchanges, transfers, reinvested distributions, and other activity related to the shares of the Fund as reported by the Funds’ transfer agent. Reconcile activity to the transfer agency records;
25.	Review outstanding trade, income, or reclaim receivable/payable balances with the appropriate party;
26.	Calculate the net asset value per share and other per share amounts on the basis of shares outstanding shares reported by the Funds’ transfer agent.

Tax Preparation, Compliance and Reporting

1.	Prepare tax work schedules for both excise tax and income tax provision purposes, calculating dividend and capital gains distributions subject to review and approval by the Fund’s officers and their independent accountants.
2.	Review any complex corporate actions prepared by fund accounting for unique tax issues.
3.	Include the appropriate tax adjustment for wash sales, identified by third-party services, for inclusion in financial information, distributions and tax returns.
4.	Include the appropriate tax adjustments for Passive Foreign Investment Company (PFIC) holdings, identified by third-party services and/or provided by the Investment Adviser, in tax work schedules. Assist the Investment Adviser in determining either the marked-to-market or Qualified Electing Fund (QEF) election. If the QEF election is chosen, the Investment Adviser will work with the underlying PFIC to procure and provide the required QEF Statement to the Fund, as well as an estimate for the excise tax calculation and the distribution.
5.	Prepare for review by the Fund’s independent accountants the financial statement book/tax differences (e.g., capital accounts) and footnote disclosures.
6.	Assist the Funds in monitoring and maintaining documentation associated with ASC 740-10 (Financial Interpretation Number 48 Accounting for Uncertainty in Income Taxes).
7.	Assist the Fund’s independent accountants in the preparation and filing, for execution by the Fund’s officers, of all federal income and excise tax returns and the Trust’s state and local income tax returns, including Form 1120-RIC, Form 926, Form 8613 Form 1099-MISC,(and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Fund’s custodian or Transfer Agent, subject to review, approval and signature by the Fund’s officers and the Fund’s independent accountants.
8.	Prepare analysis in determining qualified dividend income amounts for notification to shareholders and prepare ICI Primary and Secondary Layouts for shareholder reporting.
9.	Prepare forms 1099-MISC Miscellaneous Income for board members and other required Fund vendors.
10.	If the Fund is considered to be a non-publicly offered RIC, calculate the affected RIC expenses to be allocated to each affect investor and assist the Transfer Agent with including the information in a statement to the shareholder.
11.	Calculate annual minimum distribution calculations (income and capital gain) prior to their declaration.
12.	Communicating net asset value and per share distributions to the Trust’s investment adviser, transfer agent, and (once the Trust meets eligibility requirements) transmitting to NASDAQ and to such other entities as directed by the Trust.
13.	Maintaining tax lot/tax basis detail for the Trust’s investment portfolio.
14.	Calculating taxable gain/loss on a security sale using the tax lot relief method specified by the Trust’s investment adviser.
15.	Throughout the year maintain worksheets for calculations of tax equalization.
16.	Prepare and maintain shareholder records necessary to determine the Personal Holding Company status of the Funds and determine whether there have been any changes in the ownership of a Fund that may result in the limitation of any realized or unrealized losses under IRC Sections 381 to 384.

17.	Prepare and analyze foreign tax pass-through calculations to determine their use at either the Fund or the shareholder level.
18.	Prepare responses to independent accountant’s annual tax checklist and annual reportable transaction tax checklist for the Investment Adviser’s review.
19.	Calculate dividend and capital gain distributions, subject to review and approval by the Fund’s officers and independent accountants.

The undersigned, intending to be legally bound, hereby execute this Amended and Restated Schedule A to the Administration and Fund Accounting Agreement dated October 1, 2015 and executed by and between ABS Long/Short Strategies Fund and UMB Fund Services, Inc. to be effective as of the 9th day of June, 2020.

UMB FUND SERVICES, INC.	ABS LONG/SHORT STRATEGIES FUND

By:	/s/ Maureen Quill	By:	/s/ David Finn

Name and Title: Maureen Quill, EVP Registered Funds	Name and Title: Principal Financial Officer

Second Amended and Restated

Schedule B

to the

Administration and Fund Accounting Agreement

by and between

ABS Long/Short Strategies Fund

UMB Fund Services, Inc.

FEES

[Intentionally Omitted]

The undersigned, intending to be legally bound, hereby execute this Second Amended and Restated Schedule B to the Administration and Fund Accounting Agreement dated October 1, 2015 and executed by and between ABS Long/Short Strategies Fund and UMB Fund Services, Inc. to be effective as of the 9th day of June, 2020.

UMB FUND SERVICES, INC.	ABS LONG/SHORT STRATEGIES FUND

By:	/s/ Maureen Quill	By:	/s/ David Finn

Name and Title: Maureen Quill, EVP Registered Funds	Name and Title: Principal Financial Officer